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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1997 (except with respect to the matter discussed in Note 20, as to which the date is February 27, 1997), included in CU Bancorp's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
March 28, 1997